Exhibit 99.1

Y3K SECURE ENTERPRISE SOFTWARE REPORTS FINANCIAL RESULTS FOR ITS THIRD FISCAL QUARTER, ENDED MARCH 31, 2004

May 21, 2004 06:00:00 AM ET


Revenue of $1.65 Million Produces Profitable Quarter for Telecommunications Subsidiary, Ecuity Advanced Communications

    Third Quarter 2004 Highlights:
    - Revenue was $1.65 million, up from less than $2,000 in the same period a year ago;
    - Acquired the material assets of Fox Communications, which supplies telecommunications services to more than 18,000 businesses and residences. Its services include: long-distance plans, Internet services, conference calling, instant messaging and data transfer and next-generation voice services;
    - Formed a strategic relationship with Corinex Communications Corp., a leading provider of powerline-based connectivity products, to jointly market Y3K's wired and wireless VoIP and data services;
    - Completed contracts with Level 3, Broadsoft and AcmePacket that enable the deployment of Y3K's voice over IP telephony services (VoIP);
    - Agreed to acquire underlying technology for its ICS Secure Collaborative Communication platform from Karunga Technologies Corp., the developer of the ICS platform, for stock and other securities as well as the assumption of debt. The shareholders of Karunga Technologies must approve the purchase agreement.
    Significant Developments Subsequent to March 31, 2004:
    -  Named new Board members - Shane Smith, King Cole, Frank Maros and
       Steve Forbes. Shannon Smith, James Stephens and David Cannon stepped down from Board membership;
    - Announced intention to acquire Pacific Communication Systems, Inc., a Silicon Valley-based provider of ISP services, wireless technologies, WiFi services including proprietary technology for enhanced security;
    - Announced that Consumer First, a national financial services and consumer marketing company, launched ConsumerFirstShopping.com, an online shopping environment supported by custom Y3K transaction management software.

BELLEVUE, WA, May 20 /PRNewswire-FirstCall/ - Y3K Secure Enterprise Software Inc. (OTC BB: YTHK.OB), an end-to-end unified communications and technologies company serving the small to medium business and residential markets, today reported its financial results for the third quarter of its 2004 fiscal year, ended March 31.

Revenue for the quarter rose to $1.65 million from $1,783 in the same period a year ago. Gross profit was $802,302 in the quarter, up from $1,783 in the year earlier period. The net loss was $1.4 million, or $0.02 a share, for the period versus $81,091, or nil cents per share, in the prior period.

The revenue resulted from the operations of its wholly owned subsidiary Ecuity Advanced Communications (formerly Fox Communications), which supplies telecommunications services to more than 18,000 businesses and residences. The subsidiary reported a profit of $29,126.

"Ecuity Advanced Communications exceeded our top-line revenue expectations and achieved a positive net gain," said King Cole, president of Y3K Secure Enterprises Software. "We expect to continue this momentum as we execute our plan to grow into an industry leader in next-generation voice services and drive the convergence of voice communications and data technology. We continue to enhance our products and services in anticipation of the needs of our customers. It is gratifying to see our investments leading to the growth of the company. This continues to give us heightened confidence about our future."

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Since the close of the quarter on March 31, the Company announced several significant developments. It named a new Board of Directors to reflect the growth and vision of the company. The new members include: Shane Smith, Chairman of the Board and executive vice president of Business Development for Y3K; Frank Maros, president of Ecuity Advanced Communications, who joined the company from Fox Communications; King Cole, president of Y3K Steve Forbes, original founder of Y3K. Shannon Smith, James Stephens and David Cannon stepped down from Board membership.

The Company announced its intention to acquire Pacific Communication Systems, Inc., a Silicon Valley-based company which provides ISP services, wireless technologies including WiFi services to commercial buildings, government applications, retail locations, small businesses and residential complexes. The acquisition will bring proprietary technologies for enhanced security in the delivery of WiFi services and a growing customer base. Terms of the acquisition were not revealed.

It announced that its strategic partner, Consumer First LLC, has launched ConsumerFirstShopping.com an online shopping club. Consumer First licenses a custom, server-based, transaction management software package from Y3K. The enterprise software provides powerful network infrastructures for data management and manipulation, site search and navigation, affiliate tracking and communication requirements. Through the licensing agreement, Y3K receives a percentage of the commissions paid by the merchants in the affiliate program and a percentage of the merchant sign up fee. Currently, ConsumerFirstShopping.com has over 100 merchants, and is expected to grow through the 7,000 member national sales force of Consumer First.

It also announced an agreement with Level 3, an international communications and information services company that operates one of the largest Internet backbones in the world. Y3K will utilize Level 3's (3) VoIP MARKETPLACE(TM) to economically deliver advanced VoIP services to business and residential customers. This agreement gives Y3K unequalled depth and breadth of coverage.

During the third fiscal quarter, ended March 31, 2004, the Company acquired the material assets of Fox Communications, a 17 year old telecommunications company which supplies 18,000 businesses and residences with long distance, Internet and next generation voice services, for a combination of stock, cash and debt valued at $4.8 million. With the acquired assets, Y3K formed a telecommunication subsidiary, named Ecuity Advanced Communications, Inc. for the delivery of complete communications services including VoIP. Y3K also agreed to acquire the underlying technology for its ICS Secure Collaborative Communication platform from Karunga Technologies Corp., the developer of the ICS platform, for stock and other securities as well as the assumption of debt. This allows for the integration of the complete, secure, end-to-end communications platform. The purchase agreement is awaiting the approval of the Karunga Technologies shareholders.

About Y3K Secure Enterprise Software, Inc. (www.ythk.com)

Y3K Secure Enterprise Software is a provider of end-to-end unified communication technologies for the small- to medium-business market. Y3K uses secure next-generation voice services, instant messaging, data transfer, internet, conference calling and enterprise software to create solutions that meet the communication needs of today's business world.

Through the integration of web-based telecommunications and cutting edge software technology, Y3K economically delivers secure unified communication solutions that break down distance, time and media barriers to allow people to communicate anywhere, anytime and across multiple mediums. Y3K has offices in Bellevue and Seattle, Washington.

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About Ecuity Advanced Communications, Inc. (www.ecuityinc.com)

A subsidiary of Y3K, Ecuity Advanced Communications (formerly Fox Communications) is a leading provider of complete communication solutions for businesses and residential users. Since 1987, Ecuity Advanced Communications has combined a passion for working closely with customers along with an intensely practical approach to innovations that give them new freedom to communicate. Every day, business and families count on Ecuity Advanced Communications to stay in touch with their world - anytime, anywhere. From long-distance plans, Internet services, conference calling, instant messaging and data transfer to next-generation voice services, Ecuity Advanced Communications crafts the perfect communications package for each customer's needs-even as they evolve.

This report includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, and the impact of competitive services and pricing and general economic risks and uncertainties.